SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 1996



Central Fidelity Banks, Inc.
(Exact name of registrant as specified in its charter)




	Virginia				0-8829				54-
1091649
        (State or other			      (Commission
(IRS Employer
         jurisdiction of			      File Number)
Identification
         incorporation)							Number)


1021 East Cary Street, Richmond, Virginia 23219
(Address of principal executive offices)



Registrant's telephone number, including area code: (804) 782-4000

This document contains 5 pages.


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Item 5. Other Events

On January 19, 1996 the Registrant issued a Press Release announcing a program to repurchase up to 2,000,000 shares of its common stock.

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Central Fidelity Banks, Inc.
 (Registrant)



Date: January 24, 1996
/s/ James F. Campbell

James F. Campbell
Senior Vice President & Controller

EXHIBIT INDEX


Exhibit 99. Press Release announcing a program to repurchase up to 2,000,000 shares of its common stock dated January 19, 1996

									Exhibit 99

News Release			Central Fidelity
Central Fidelity Banks, Inc.		For Release:
	IMMEDIATELY
Post Office Box 27602
Richmond, Virginia  23261-7602
	Information Contact:
	Charles W. Tysinger
	Chief Financial Officer
	(804) 697-7038

January 19, 1996

CENTRAL FIDELITY AUTHORIZES 2,000,000 SHARE
 REPURCHASE PROGRAM

Richmond, VA -- The Board of Directors of Central Fidelity Banks, Inc.

(NASDAQ-CFBS) has authorized the Corporation to purchase up to 2,000,000 shares of its common stock which represents approximately 5% of its outstanding shares.

Management of Central Fidelity stated that purchases will be made periodically in either open-market or private transactions, or both. The repurchased shares may be used for general corporate purposes, including reissuance under various stock option and benefit plans of the Corporation. The number of shares actually acquired will depend on subsequent developments and corporate needs. When and if commenced, the purchases may be discontinued or interrupted at any time.

Although the authorization has no time limitation, management anticipates that this repurchase program will be accomplished over the next 18 to 24 months.

Central Fidelity presently has approximately 40.2 million shares of common stock outstanding.

Central Fidelity Banks, Inc. is a Richmond, Virginia-based bank holding company with assets of $10.8 billion and 245 offices.